Exhibit 10.3

THIRD AMENDMENT TO THE
SCI 401(k) RETIREMENT SAVINGS PLAN
WHEREAS, Service Corporation International (the “Employer”) adopted a restatement of the SCI 401(k) Retirement Savings Plan (the “Plan”) effective as of January 1, 2016, and subsequently amended the Plan by the First and Second Amendments thereto; and
WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and
WHEREAS, the Employer has consistently interpreted the definition to exclude pay advances and PUPs payments, and desires to clarify the Plan’s compensation definition for the 2017 Plan Year;
WHEREAS, the Employer now desires to amend the Plan to exclude said pay advances and PUPs payments for purposes of allocating Elective Deferral, Non-Safe Harbor Matching, and Non-Safe Harbor Non-Elective Contributions;
NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of January 1, 2017:

1.	Sections 1.33(b), (c), and (d) of the Plan are amended to read as follows:
(b) Compensation Used for Elective Deferral Purposes. In determining Elective Deferrals, the term Compensation means the Code §415 Safe Harbor Compensation paid or made available to the Participant during the Plan Year, including Elective Contributions, and excluding (1) Code §414(s) Safe Harbor Exclusions (including, but not limited to, fringe benefit payments such as car allowances, benefit premium credits, house allowances, and non--taxable earnings); (2) amounts received prior to the date the Employee becomes a Participant in the Elective Deferral Component of the Plan; (3) Differential Wage Payments; (4) short-term disability payments paid by a third party administrator; (5) pay advances; and (6) long-term bonuses (including payments under the LTIP (PUPs payments)).
(c) Compensation Used for Non-Safe Harbor Matching Contribution Purposes. In determining Non-Safe Harbor Matching Contributions, the term Compensation means the Code §415 Safe Harbor Compensation paid or made available to the Participant during the Plan Year, including Elective Contributions, and excluding (1) Code §414(s) Safe Harbor Exclusions (including, but not limited to, fringe benefit payments such as car allowances, benefit premium credits, house allowances, and non-taxable earnings); (2) amounts received prior to the date the Employee becomes a Participant in the Non-Safe Harbor Matching Contribution Component of the Plan; (3) Differential Wage Payments; (4) short-term disability payments paid by a third party administrator; (5) pay advances; and (6) long-term bonuses (including payments under the LTIP (PUPs payments)).
(d) Compensation Used for Non-Safe Harbor Non-Elective Contribution Purposes. In determining Non-Safe Harbor Non-Elective Contributions, the term Compensation means the Code §415 Safe Harbor Compensation paid or made available to the Participant during the Plan Year, including Elective Contributions, and excluding (1) Code §414(s) Safe Harbor Exclusions (including, but not limited to, fringe benefit payments such as car allowances, benefit premium credits, house allowances, and non-taxable earnings); (2) amounts received prior to the date the Employee becomes a Participant in the Non-Safe Harbor Non-Elective Contribution Component of the Plan; (3) Differential Wage Payments; (4) short-term disability payments paid by a third party administrator; (5) pay advances; and (6) long-term bonuses (including payments under the LTIP (PUPs payments)).

2.	In all other respects, the terms of this Plan are hereby ratified and confirmed.
IN WITNESS WHEREOF, the Employer has caused this Third Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

SERVICE CORPORATION INTERNATIONAL

/s/ Curtis G. Briggs                By:     /s/ Gregory T. Sangalis
Witness
Title: Senior Vice President, General Counsel and Secretary

Date: July 10, 2017